EXHIBIT 99.1

Duos Technologies Group Reports Fourth Quarter and Full Year 2020 Results

Strong Sequential Improvements Across All Business Segments Driven by Successful Implementation and Execution of Ongoing Strategic Initiatives Introduced in Q3 2020

Company Provides Preliminary 2021 Revenue Guidance of $18.0 Million, Profitability and Positive Cash Flow

JACKSONVILLE, FL / ACCESSWIRE / March 25, 2021 / Duos Technologies Group, Inc. ("Duos" or the "Company") (NASDAQ:DUOT), a provider of intelligent security analytical technology solutions, reported financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 and Recent Operational Highlights

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In October, awarded a new contract from existing customer CN, which includes complete North American service, support, maintenance and spare components sourcing for the seven (7) Railcar Inspection Portals (rip®) currently in operation at CN. The total contract will be recognized as recurring revenue through 2022.

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Elected rail industry veteran Ed Harris to the Board of Directors, who will serve as the Chairman of the Company's Nominating and Governance Committees and will also take a position as a member of the Audit Committee.

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Featured in Dell Technologies' podcast Technology Powers X, entitled "The Leading Edge of Rail."

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Developed and will be filing a patent for a new Oblique Vehicle Undercarriage Examiner ("Oblique VUE"). Once operational, the Oblique VUE can monitor an additional 21 inspection points on the underside of a rail car. The Company's first installation is scheduled for late March/early April at an existing rip® location with additional deployments expected in the coming months.

Fourth Quarter 2020 Financial Results

It should be noted that the following Financial Results represent the consolidation of the Company with its subsidiaries Duos Technologies, Inc. and truevue360™.

Total revenue decreased 34% to $3.78 million compared to $5.75 million in the same quarterly period last year. The decrease in total revenue was driven by fewer systems deployed in the current year period. On a sequential basis, total revenues increased 195% as a result of a delay in receiving an order for a large project, which was initially planned for execution during the third quarter of 2020 that was substantially completed in the fourth quarter. Revenues also increased as the result of certain clients allowing Duos employees to visit facilities after their COVID restrictions were relaxed.

Gross profit decreased 48% to $1.65 million (44% of total revenue) compared to $3.15 million (55% of total revenue) in the same quarterly period last year. The decrease in gross profit was a result of the decrease in total revenues previously noted. During the period total cost of revenues decreased by 27%, which was driven by a decrease in technology systems expenses as a result of fewer systems deployed in the current year period. Additional costs were recognized as the result of the deployment of certain new technologies although the additional costs are expected to be one-time in nature.

Operating expenses decreased 18% to $2.06 million from $2.52 million in the same quarterly period last year. The decrease in operating expenses was primarily driven by lower engineering costs as well as lower AI development costs after the completion of the truevue360™ platform. The Company had reduced certain operating expenses, primarily for personnel and travel as a result of the pandemic.

Net loss totaled $426,000, compared to net income of $592,000 in the same quarter a year-ago. The greater in net loss was primarily attributable to the decrease in revenues previously noted.

Cash and cash equivalents at quarter-end totaled $4.0 million, compared to $56,000 at December 31, 2019.

Full Year 2020 Financial Results
It should be noted that the following Financial Results represent the consolidation of the Company with its subsidiaries Duos Technologies, Inc. and truevue360™.

Total revenue decreased 41% to $8.04 million from $13.64 million last year. The decrease in total revenue was driven by significant delays in expected new orders during the year as a result of to the COVID-19 pandemic. The Company received no cancellations of current contracts or expected orders with order flow starting to recover beginning in the fourth quarter of 2020.

Gross profit decreased 57% to $2.79 million (35% of total revenue) from $6.48 million (48% of total revenue) last year. The decrease in gross profit was mainly the result of a slowdown in project revenues due to the delay in new orders previously noted. As a percentage, the overall gross margin also decreased as a result of higher costs related to new products being deployed during the fourth quarter and certain fixed project costs having a greater effect on the lower revenues.

Operating expenses increased 6% to $9.42 million from $8.89 million last year. Excluding a one-time payment related to the retirement of the Company's former CEO, expenses from continuing operations would have decreased overall by 24%. The decrease was driven by headcount reductions, lower research and AI development costs after the completion of the truevue360™ platform, and a decrease in sales and marketing costs.

Net loss totaled $6.75 million, compared to a net loss of $2.47 million last year. The greater net loss was primarily attributable to the decrease in revenues as well as the one-time charges related to the former CEO severance as previously noted.

Financial Outlook
For the fiscal year ending December 31, 2021, the Company expects total revenue to be approximately $18.0 million. The Company's guidance is based on contracts in backlog and near-term pending orders that are already performing or scheduled to be executed by the fourth quarter of 2021. Management also expects its operations to achieve breakeven or better in 2021 with an improved cash liquidity position by year end. Although uncertainties continue in the macro economic climate, management believes that 2021 will yield a much stronger financial performance for revenue and profitability.

Management Commentary
"After my first six months at Duos, I am encouraged by the great work our team has accomplished, and we are pushing forward to meet the objectives of our 2021 operating plan," said Company Chief Executive Officer Chuck Ferry. "In a short amount of time, our business has improved in terms of operational-technical delivery, customer satisfaction, and financial performance, all of which are core tenants of the plan we laid out following our strategic review late last year. However, these initial victories, while noteworthy, underlie the substantial work that must still be done in the coming months. Our continued improvement within our commercial, operational, financial, and personnel-related initiatives will allow us to produce new and better-quality products, close more deals on more favorable terms and form stronger customer and strategic partner relationships within our industry.

"Financially, our recently completed $4.5 million capital raise, led by two existing shareholders, has us well-positioned to support the requirements for larger follow-on orders that should come as we expand our relationships with current customers. These positive developments considered and with our current visibility into the next twelve months of orders and deployments on the horizon, we are projecting $18 million in revenue for the year, which, under our current investment rate, would have us at a breakeven level and also cash flow positive. With the backdrop of a tentative global economic recovery underway and a return to more normalized business conditions, we believe the next year will see Duos return to growth as we build for scale and sustained profitability."

Conference Call
The Company's management will host a conference call today, Thursday, March 25, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question and answer period.

Date: Thursday, March 25, 2021

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: (877) 407-3088

International dial-in: (201) 389-0927

Confirmation: 13717246

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcasted live via telephone and available for online replay via the investor section of the Company's website here.

About Duos Technologies Group, Inc.
Duos Technologies Group, Inc. (NASDAQ:DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent technology solutions supporting rail, logistics, intermodal and Government customers that streamlines operations, improves safety and reduces costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "plans," or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Duos Technologies Group, Inc.'s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Duos' Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Duos' filings with the SEC.

Corporate Contact:
Fei Kwong
Duos Technologies Group, Inc. (NASDAQ:DUOT)
904-652-1625
fk@duostech.com

Investor Relations Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
949-574-3860
DUOT@gatewayIR.com

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2020	2019

REVENUES:
Technology systems	$4,956,130	$11,963,438
Technical support	1,801,043	1,377,459
Consulting services	273,604	300,418
AI technologies	1,008,671	—

Total Revenues	8,039,448	13,641,315

COST OF REVENUES:
Technology systems	3,665,493	6,510,658
Technical support	1,109,741	528,966
Consulting services	117,004	120,253
AI technologies	360,817	—

Total Cost of Revenues	5,253,055	7,159,877

GROSS PROFIT	2,786,393	6,481,438

OPERATING EXPENSES:
Sales & marketing	717,809	950,962
Engineering	1,358,925	1,254,235
Research and development	1,022,188	1,479,334
Administration	5,011,913	3,987,941
AI technologies	1,309,986	1,215,488

Total Operating Expenses	9,420,821	8,887,960

LOSS FROM OPERATIONS	(6,634,428)	(2,406,522)

OTHER INCOME (EXPENSES):
Interest Expense	(150,137)	(69,322)
Other income, net	37,130	4,962

Total Other Income (Expense)	(113,007)	(64,360)

NET LOSS	$(6,747,435)	$(2,470,882)

Basic & Diluted Net Loss Per Share	$(2.03)	$(1.39)

Weighted Average Shares-Basic & Diluted	3,320,193	1,781,704

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash	$3,969,100	$56,249
Accounts receivable, net	1,244,876	2,611,608
Contract assets	102,458	1,375,920
Prepaid expenses and other current assets	486,626	716,598

Total Current Assets	5,803,060	4,760,375

Property and equipment, net	342,180	260,181
Operating lease right of use asset	196,144	430,146

OTHER ASSETS:
Software Development Costs, net	—	20,000
Patents and trademarks, net	64,415	61,598
Total Other Assets	64,415	81,598

TOTAL ASSETS	$6,405,798	$5,532,300

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$599,317	$2,641,437
Accounts payable - related parties	7,700	12,791
Notes payable - financing agreements	42,942	42,299
Notes payable - related parties, net of discounts	—	905,373
Line of credit	—	27,615
Payroll taxes payable	3,146	115,111
Accrued expenses	1,038,092	393,272
Current portion - financing lease agreements	89,620	45,072
Current portion-operating lease obligations	202,797	239,688
Current portion-SBA loan	627,465	—
Contract liabilities	709,553	8,661
Deferred revenue	315,370	936,428

Total Current Liabilities	3,636,002	5,367,747

Finance lease payable	103,184	89,026
Operating lease obligations	—	202,797
SBA loan	782,805	—

Total Liabilities	4,521,990	5,659,570

Commitments and Contingencies (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,485,000 shares available to be designated
Series A redeemable convertible cumulative preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at December 31, 2020 and December 31, 2019, convertible into common stock at $6.30 per share	—	—
Series B convertible cumulative preferred stock, $1,000 stated value per share, 15,000 shares designated; 1,705 and 1,705 issued and outstanding at December 31, 2020 and December 31, 2019, convertible into common stock at $7 per share	1,705,000	1,705,000
Common stock: $0.001 par value; 500,000,000 shares authorized, 3,535,339 and 1,982,039 shares issued, 3,534,015 and 1,980,715 shares outstanding at December 31, 2020 and December 31, 2019, respectively	3,536	1,982
Additional paid-in capital	39,820,874	31,063,915
Total stock & paid-in-capital	41,529,410	32,770,897
Accumulated deficit	(39,488,150)	(32,740,715)
Sub-total	2,041,260	30,182
Less: Treasury stock (1,324 shares of common stock at December 31, 2020 and December 31, 2019)	(157,452)	(157,452)

Total Stockholders' Equity (Deficit)	1,883,808	(127,270)

Total Liabilities and Stockholders' Equity (Deficit)	$6,405,799	$5,532,300

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2020	2019

Cash from operating activities:
Net loss	$(6,747,435)	$(2,470,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	—	220,405
Depreciation and amortization	222,514	184,620
Stock based compensation	351,970	44,874
Modification of employee stock options	102,800	—
Interest expense related to debt discounts	94,627	64,652
Amortization of operating lease right of use asset	202,797	214,100
Changes in assets and liabilities:
Accounts receivable	1,366,732	(1,293,219)
Contract assets	1,273,462	(167,316)
Prepaid expenses and other current assets	491,598	(174,202)
Accounts payable	(2,042,118)	1,224,720
Related payable-related party	(5,091)	(682)
Payroll taxes payable	(111,965)	(202,462)
Accrued expenses	697,320	203,861
Operating lease obligation	(208,484)	(201,761)
Contract liabilities	700,892	(2,240,168)
Deferred revenue	(621,058)	573,900

Net cash used in operating activities	(4,231,439)	(4,019,560)

Cash flows from investing activities:
Purchase of patents/trademarks	(8,185)	(13,095)
Purchase of fixed assets	(279,146)	(206,480)

Net cash used in investing activities	(287,331)	(219,575)

Cash flows from financing activities:
Repurchase of common stock	—	(7,993)
Repayments of line of credit	(27,615)	(3,586)
Repayments of related party notes	—	(80,000)
Stock Issuance costs	(1,001,885)	(20,000)
Repayments of notes payable	(1,000,000)	(262,500)
Repayments of insurance and equipment financing	(260,983)	(266,132)
Repayment of finance lease	(62,931)	(24,652)
Proceeds from SBA loan	1,410,270	—
Proceeds from notes payable-related parties	—	1,080,000
Proceeds from notes payable	—	250,000
Proceeds from equipment leasing	121,637	102,928
Proceeds from common stock issued	9,253,128	—
Proceeds from warrants exercised	—	2,318,018

Net cash provided by financing activities	8,431,621	3,086,083

Net increase (decrease) in cash	3,912,851	(1,153,052)
Cash, beginning of period	56,249	1,209,301
Cash, end of period	3,969,100	56,249

Supplemental Disclosure of Cash Flow Information:
Interest paid	$33,698	$6,320

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued for accrued BOD fees	$52,500	$32,917
Lease right of use asset and liability	$644,245	$644,245
Note issued for financing of insurance premiums	$233,350	$260,103
Debt discount on Notes issued	$—	$12,500
Note issued for equipment financing lease	$—	$55,822
Relative fair value of warrant recorded as debt discount	$—	$146,779